FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 27, 2006

                                     0-21749
                            (Commission File Number)

                          MOONEY AEROSPACE GROUP, LTD.
             (Exact name of registrant as specified in its charter)

               Delaware                          95-4257380
     (State of Incorporation)        (IRS Employer Identification No.)

                165 Al Mooney Road North, Kerrville, Texas 78028
              (Address of registrant's principal executive office)


                                 (830) 896-6000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

ITEM  5.01 CHANGE OF CONTROL OF REGISTRANT.

      On October 25, 2006, Mooney Aerospace Group, Ltd. (the "Company") received notice from Alpha Capital Anstalt ("Alpha Capital") that it had elected to convert loans totaling $550,000 in principal, pursuant to the terms of various unsecured promissory notes to Alpha Capital issued by the Company in 2006, into 2,000,000 unregistered shares of common stock, $.01 par value, of the Company (the "New Partial Conversion Shares").

      Other loans made by Alpha Capital to the Company in the principal amount of $1,050,000 issued at various times throughout 2006 and as previously reported on the Company's Form 8-K on August 15, 2006 remain outstanding but unpaid. As previously reported, prior to August 23, 2006, the Company borrowed $4,300,000 in principal from Alpha Capital(the "Prior 2006 Loans"). The remaining balance of principal and accrued interest under the Prior 2006 Loans is convertible at $.275 per share, which conversion price is subject to adjustment downward in the event that the Company issues additional shares of common stock, $.01 par value, of the Company (the "Common Stock"), at a price less than $.275 per share, to such lower issuance price. Since August 23, 2006, the Company has borrowed an additional $3,300,000, none of which has been converted to Common Stock.


      Prior to the issuance of the New Partial Conversion Shares, the Company had 18,923,674 shares of Common Stock issued and outstanding. The New Partial Conversion Shares increase the total number of issued and outstanding shares of Common Stock to 20,923,674 shares. The New Partial Conversion Shares constitute 9.558% of all issued and outstanding Common Stock following the issuance of such shares. As a result, and in consideration of the matters set forth in the
Schedule 13D filed by Alpha Capital Aktiengesellschaft (now Alpha Capital) on August 11, 2006 (the "August 13D"), and the earlier conversion of a portion of the 2006 Loans as reported by the Company on Form 8-K on October 25, 2006, the Company believes that a change in control of the Company, to the extent that those parties referenced in the above-referenced Schedule 13D did not already hold control of the Company, occurred in connection with this transaction.

      At the request of Alpha Capital, the Partial Conversion Shares were issued to MAG Holding Corp. The Company further believes that MAG Holding Corp. is affiliated with Alpha Capital. As a result of these note conversions, the individuals who filed the August 13D own 17,478,368 shares of the Company's Common Stock, representing 83.5% of the Company's issued and outstanding securities. Based upon the statements contained in the August 13D, the Company believes that these stockholders seek to acquire control of at least 90% of the Company's issued and outstanding Common Stock in order to effect a "going private" transaction.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       MOONEY AEROSPACE GROUP, LTD.


Date:  October 27, 2006                By: /s/ Barry Hodkin
                                           -----------------
                                           Barry Hodkin, Chief Financial Officer